Exhibit 4.2

OMNIBUS AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTES

THIS AMENDMENT dated as of April 18, 2016 (this “Amendment”) to the Notes (as defined below), is entered into by and between AudioEye, Inc., a Delaware corporation (the “Company”), and Anthion Partners II, LLC, a [●] (the “Holder”). When provisions herein apply to both or either the Company or the Holder, they sometimes are referred to as “Parties” or “Party.”

RECITALS

A.           The Company and the Holder are parties to that certain Note and Warrant Purchase Agreement, dated as of October 9, 2015 (the “Purchase Agreement”).

B.           Pursuant to the Purchase Agreement, the Company issued a Secured Convertible Promissory Note to the Holder (the “Holder Note”) and additional Secured Convertible Promissory Notes certain other investors (together, and collectively with the Holder Note, the “Notes”).

C.           The Company and the Holder now desire to amend the Notes in the respects, but only in the respects, hereinafter set forth.

D.           The Holder holds a majority of the outstanding principal amount under the Notes and, accordingly, this Amendment is being effected in accordance with Section 13 of the Note.

E.           On even date herewith, the Parties are entering into an amendment to the Purchase Agreement, pursuant to which the Purchase Agreement is being amended to forfeit the Holder’s ability, in certain circumstances, to designate a director to serve on the Board of Directors of the Company (the “Forfeiture of Designation Right”), among other changes, and to Warrants owned by the Holder to limit the ability to exercise the Holder’s Warrants.

F.           Capitalized terms used herein shall have the respective meanings ascribed thereto in the Notes, as amended by this Amendment, unless herein defined or the context shall otherwise require.

AGREEMENT

NOW, THEREFORE, in consideration of the Forfeiture of Designation Right, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

SECTION 1.       Amendments.

Section 1.1 Amendment of Section 1. Section 1 of each of the Notes is hereby amended and restated in its entirety as follows:

“1.          Repayment.

(i)          On Maturity Date. If not converted pursuant to Section 7 herein, all principal, interest and other charges and amounts to be paid hereunder shall be due and payable, in full in one lump sum, on the earliest of (a) October 9, 2018 (the “Maturity Date”) or (b) the date such amounts become due and payable after the occurrence of an Event of Default in accordance with Section 11 herein. In the event of any conversion pursuant to Section 7 herein, all interest shall be so converted and shall not be payable in cash.

(ii)         Upon Consummation of Change of Control. If a Change of Control occurs prior to the earlier of the consummation of an Equity Financing (as defined below) and the Maturity Date, then this Note shall be repaid upon the consummation of the Change of Control in an amount equal to the product of (A) 1.4 and (B) the outstanding principal amount and all accrued and unpaid interest on this Note. “Change of Control” shall mean either (i) the acquisition of the Company by one or more persons or entities by means of any transaction or series of transactions to which the Company is party (including any stock acquisition, reorganization, merger or consolidation, and including any sale or issuance of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain, as a result of shares of capital stock in the Company held by such holders prior to such transaction, at least a majority of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale of all or substantially all of the assets of the Company.”

Section 1.2         Amendment of Section 7 of the Notes. Section 7 of the Notes is hereby amended to replace the reference to “$2,000,000” with “$1,000,000.”

Section 1.3         Amendment of Section 4 of the Holder Note. The first sentence of Section 4 of the Holder Note is hereby amended by replacing the words “(other than Equity Securities issued upon conversion of this Note in accordance with Section 7)” with the following “(other than Equity Securities or, upon irrevocable election prior to such conversion, Special Warrants, as defined below, issued upon conversion of this Note in accordance with Section 7)”.

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Section 1.4         Amendment of Section 7 of the Holder Note. Section 7 of the Holder Note is hereby amended and restated in its entirety as follows:

“7.   Conversion. If the Company issues or sells equity securities of the Company (excluding convertible debt securities) (“Equity Securities”) in a single transaction or series of related transactions for cash of at least $1,000,000 (excluding the conversion of the Notes and excluding the shares of common stock, $0.00001 par value per share, of the Company (“Common Stock”) to be issued upon exercise of the Warrants dated as of the date hereof and issued in connection with the Purchase Agreement (the “Warrants”)) on or before the Maturity Date (the “Equity Financing”), all of the unpaid principal of this Note plus accrued interest on this Note shall be automatically converted at the closing of the Equity Financing into (a) a number of shares of the same class or series of Equity Securities as are issued or sold by the Company in such Equity Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Equity Financing) (such persons that have not elected to receive Special Warrants, the “Default Equity Converting Holders”) or (b) if irrevocably elected prior to the closing of the Equity Financing, a warrant, in substantially the form attached hereto as Exhibit A (the “Special Warrant”), to purchase, at an exercise price of $0.001 per share, a number of shares of the same class or series of Equity Securities as are issued and sold by the Company in such Equity Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Equity Financing) (such persons that elected to receive Special Warrants, the “Warrant Converting Holders”), which number of shares (in the case of Default Equity Converting Holders) or shares issuable upon the exercise of the Special Warrant (in the case of Warrant Converting Holders) shall be determined by dividing (i) the principal and accrued and unpaid interest amount of the Note by (ii) 60% of the price per share at which such Equity Securities are issued and sold in such Equity Financing (the “Conversion Shares”); provided that, notwithstanding the foregoing, in the case of Warrant Converting Holders, the exercise of the Special Warrant (and the maximum number of Conversion Shares that the Holder may acquire) shall be subject in all respects to the limitations on exercise set forth in the Special Warrant, including Section 9 thereof. The following Equity Securities shall not be deemed to be issued or sold as part of the Equity Financing: (i) Common Stock or options to purchase Common Stock issued, sold or granted pursuant to the Company’s equity incentive plans; or (ii) securities of the Company issued pursuant to the exercise of any convertible or exercisable securities outstanding as of the date of this Note (the securities set forth in clauses (i) and (ii), collectively, the “Excluded Securities”). In the event the Company does not complete an Equity Financing prior to the Maturity Date, the holders of a majority in interest of the aggregate outstanding principal amount of the Notes may elect to cause all Notes to convert into either shares of capital stock of the Company or, in the case of persons who have irrevocably elected warrants, warrants to purchase shares of capital stock of the Company on such terms as are agreed to by such holders and the Company; provided, however, that the restrictions on exercise of such warrants shall be no less than those set forth in the Special Warrant, including Section 9 thereof.”

Section 1.5         Amendment of Section 10 of the Holder Note. Section 10 of the Holder Note is hereby amended and restated in its entirety as follows:

“10.   Mechanics and Effect of Conversion. (a) Upon the conversion of this Note in accordance with Section 7 hereof, the Company shall be forever released from all its obligations and liabilities under this Note. In connection with conversion of this Note into Special Warrants pursuant to Section 7 by a Warrant Converting Holder, the Company shall execute and deliver the Special Warrant to such Warrant Converting Holder.

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(b) In the case of Default Equity Converting Holders, no fractional Common Shares shall be issued upon the conversion of this Note in full. In lieu of the Company issuing any fractional Common Shares to the Holder, Company shall pay to the Holder the amount of outstanding principal or interest that is not so converted.”

Section 1.6        Amendment of Section 11(a) of the Holder Note. Section 11(a) of the Holder Note is hereby amended by replacing the words “Equity Securities” with the words “Equity Securities or the Special Warrant”.

Section 1.7        Addition of Exhibit A to the Holder Note. The Holder Note is hereby amended by attaching thereto a new Exhibit A, the form of which is attached to this Amendment as Annex I.

SECTION 2.        Miscellaneous.

Section 2.1         Ratification. Each Party hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Notes are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

Section 2.2        No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Party under the Notes, nor shall the entering into of this Amendment preclude any Party from refusing to enter into any further amendments with respect to the Notes. Other than as to otherwise expressly provided herein, without limiting the generality of the provisions of Section 13 of the Notes, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Notes or of the occurrence or continuance of any present or future breach thereunder.

Section 2.3        Headings; Interpretation. The headings in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. Each reference to “herein,” “hereinafter,” “hereof,” and “hereunder” and each other similar reference contained in the Notes, each reference to “this Note” and each other similar reference contained in the Notes and each reference contained in this Amendment to the “Note” or “Notes” shall on and after the date of this Amendment refer to the Note or Notes as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the date of this Amendment may refer to the Notes without making specific reference to this Amendment but nevertheless all such references shall mean the Note as amended by this Amendment unless the context otherwise requires. As used in this Amendment, the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. All words used in this Amendment will be construed to be of such gender or number as the circumstances require. The recitals to this Amendment and all Annexes, Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Amendment as if set forth herein.

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Section 2.4         Complete Agreement. The Notes, as amended by this Amendment, and all other certificates, documents or instruments executed under the Notes, as amended by this Amendment, together with the Annexes, Schedules and Exhibits hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of the Notes, as amended by this Amendment; there are no conditions to this Amendment that are not expressly stated in this Amendment.

Section 2.5         Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Notes in Section 13 of the Notes.

Section 2.6         Governing Law; Jurisdiction; Venue. The provisions of Section 19 of the Notes shall govern and apply to this Amendment, mutatis mutandis.

Section 2.7         Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and .pdf signatures shall be deemed originals for all purposes.

Section 2.8         Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Amendment shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in, and only in, the applicable jurisdiction.

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IN WITNESS WHEREOF the Parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

THE COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

THE HOLDER:

ANTHION PARTNERS II, LLC

By:
Name:
Title:

Signature Page to Omnibus Amendment to Secured Convertible Promissory Notes

ANNEX I

EXHIBIT A

FORM OF SPECIAL WARRANT

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Warrant No. [_]

AUDIOEYE, INC.

WARRANT

This Warrant (this “Warrant”) is issued as of [__________], by AudioEye, Inc., a Delaware corporation (the “Company”), to [__________] (the “Holder”) pursuant to Section 7 of that certain Secured Convertible Promissory Note No. [____], dated as of October [__], 2015, as amended by that certain First Amendment to Secured Convertible Promissory Note, dated as of April [●], 2016 (as so amended, the “Note”), issued by the Company to the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note.

1.           Number of Warrant Shares; Exercise Price. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company [______] shares of [__________________]1 $__________ par value per share (such class or series of stock, the “Applicable Class”) of the Company (as adjusted from time to time, “Warrant Shares”) at a price of $0.001 per Warrant Share (as adjusted for splits and the like, the “Exercise Price”).

2.           Exercise Period. This Warrant is exercisable as to the Warrant Shares covered hereby during the period commencing on the date hereof and continuing until 5:00 p.m. Arizona Time on [__________] (the “Expiration Date”).

1 NTD: Number and type of securities to be determined in accordance with the terms of Section 7 of the Note.

3.          Method of Exercise. Subject to Sections 1, 2, 9 and 10 and the other terms and conditions of this Warrant, the Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by the surrender of this Warrant, together with a duly executed copy of the form of exercise notice attached hereto as Annex I (the “Exercise Notice”), to the secretary of the Company at its principal office, accompanied by either (x) the payment to the Company by cash, check or wire transfer of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased (such product, the “Purchase Price”) or (y) the payment of the Purchase Price through a “cashless exercise” in accordance with Section 4. The date on which the Exercise Notice is delivered to the secretary of the Company is an “Exercise Date.” Each aggregate exercise amount paid shall be rounded up to the nearest $0.01.

4.          Cashless Exercise. In the event the Holder elects to satisfy its obligation to pay the Purchase Price through a “cashless” exercise, the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X= Y [(A-B)/A]

where:

“X” equals the number of Warrant Shares to be issued to the Holder;

“Y” equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

“A” equals the arithmetic average of the Closing Sale Prices of the shares of the Applicable Class for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date (the “Fair Market Value”); and

“B” equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets. “Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities. “Principal Trading Market” means the OTC Bulletin Board, the OTC Markets, NASDAQ or a national securities exchange. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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5.           Rule 144. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date of this Warrant (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

6.           Certificates for Warrant Shares. If the shares of the Company are certificated, upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued and delivered to the Holder as soon as practicable thereafter, with a legend substantially similar to the legend set forth below (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.”

Upon any partial exercise of this Warrant, the Company shall forthwith issue and deliver to the Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Warrant Shares for which this Warrant may still be exercised.

The legend set forth in this Section 6 shall be removed and the Company shall issue a certificate (or issue in an uncertificated form) without such legend or any other legend to the Holder if (a) such Warrants or Warrant Shares are sold pursuant to an effective registration statement under the Act (provided that the Holder agrees to only sell such Warrant or Warrant Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (b) such Warrants or Warrant Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (c) such Warrants or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 6, provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new certificate or statement in the name of any person other than the relevant Holder and its affiliates.

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7.           Issuance of Warrant Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by the Holder).

8.           Reservation of Warrant Shares. From the date hereof until the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued shares of the Applicable Class equal to the Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock of the Company upon the exercise of this Warrant.

9.           Limitation on Exercise. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder’s affiliates and any other member of a “group”) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company outstanding immediately after giving effect to such exercise (including such shares of Common Stock as may be obtained through the conversion of the Warrant Shares, if applicable). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder, its affiliates and any member of a group shall include the number of shares of Common Stock (including such shares of Common Stock as may be obtained through the conversion of the Warrant Shares, if applicable) issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this paragraph, beneficial ownership and whether the Holder is a member of a group shall be calculated and determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent for the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within two (2) Business Days, confirm to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder, its affiliates or any member of a group since the date as of which such number of outstanding shares of Common Stock was reported. The Holder shall disclose to the Company the number of shares of Common Stock that it, its affiliates or any member of a group owns and has the right to acquire through the exercise of derivative securities and any limitations on exercise or conversion analogous to the limitation contained herein contemporaneously or immediately prior to exercising this Warrant. For clarification, if the Holder (together with the Holder’s affiliates and any other member of a group) beneficially owns more than 9.99% of Common Stock before the exercise of this Warrant, the Holder will not be able to exercise this Warrant, subject to the limitations contained herein until the Holder’s beneficial ownership (together with the Holder’s affiliates and any other member of a group) is less than such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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10.          Irrevocable Proxy for Certain Voting Applicable Class. If the Applicable Class are themselves voting securities or convey voting rights on an as-converted basis prior to such conversion, the Holder agrees to grant to the Company and the persons named as proxies by the Company or its management upon exercise of this Warrant an irrevocable proxy (the “Irrevocable Proxy”) related to such number of Warrant Shares as is necessary to reduce the aggregate voting power of all securities voting together with the Common Stock owned by the Holder or its affiliates and group members, so that the Holder’s aggregate voting power does not exceed 9.9% (such Warrant Shares, the “Voting Applicable Shares”), provided, however, that the Irrevocable Proxy will not apply with respect to any vote relating to the amendment of the terms of the Applicable Class. Warrants and other securities that are subject to a limitation on conversion analogous to the limitation set forth in Section 9 will not be deemed to be outstanding for the purposes of this Section until exercised. The number of Voting Applicable Shares subject to the Irrevocable Proxy will automatically increase upon the acquisition, including through exercise or conversion of derivative securities, of securities conveying voting power and decrease upon the disposition of securities. The Holder will, following the exercise of this Warrant for Voting Applicable Shares, notify the Company of acquisitions of securities carrying voting rights by it, its affiliates or group members unless notice is otherwise provided and, to the extent the Holder wishes to have the Irrevocable Proxy reduced, of any dispositions. The Company or its proxies will vote the Voting Applicable Shares subject to the Irrevocable Proxy in proportion to the votes collected from owners of securities conveying voting power other than the Holder in proportion to such votes and the relevant voting power of the securities held. The Irrevocable Proxy will be deemed to be coupled with an interest.

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11.         Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)          Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time prior to the Expiration Date subdivide the Applicable Class, by forward stock split or otherwise, or combine such shares, or issue additional shares as a dividend with respect to any such shares, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. The aggregate Exercise Price shall be reduced by the aggregate amount of cash dividends paid to holders of equity securities in the Company prior to the date of the Holder’s exercise of the Warrant. Any adjustment under this Section 11(a) shall become effective as of the record date of such subdivision, combination, dividend, or other distribution, or in the event that no record date is fixed, upon the making of such subdivision, combination or dividend.

(b)          Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Applicable Class prior to the Expiration Date (other than as a result of a subdivision, combination, or stock dividend provided for in Section 11(a) above), whether through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company (any of the foregoing, a “Sale Event”), then, as a condition of such Sale Event, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such Sale Event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. If the Company, at any time while this Warrant is outstanding, distributes to holders of the Applicable Class (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Applicable Class covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c)          Rights Included in Certificate of Designation, Etc. The Warrant Shares issuable upon exercise of this Warrant shall be subject to the rights, privileges, powers and other designations, if any, of the Applicable Class, as set forth in the certificate of incorporation of the Company or in any certificate of designation thereto, including any applicable anti-dilution protections, as if such Warrant Shares had been issued to the Holder on the date of issuance of this Warrant.

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(d)          Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares or other securities or property thereafter purchasable and/or the Exercise Price after giving effect to such adjustment upon exercise of this Warrant.

(e)          Notice of Sale Event or Distributed Property. The Company shall promptly notify the Holder (i) of any Sale Event and the kind and amount of shares of stock or other securities or property to which the Holder will be entitled in accordance with Section 11(b), and (ii) in the event there is any distribution of Distributed Property, the portion of the Distributed Property to which the Holder is entitled in accordance with Section 11(b).

12.         Further Limitations on Disposition. The Holder agrees not to dispose of all or any portion of the Warrant Shares or the Warrant (a) unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (b) unless the proposed disposition is pursuant to a transaction exempt from the registration requirements of the Act; provided, however, that the Holder may dispose or otherwise transfer the Warrant to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members, in each case without the requirements set forth in this Section 12.

13.         No Fractional Warrant Shares. Notwithstanding any provisions to the contrary in this Warrant, the Company shall not be required to issue any Warrant Shares representing fractional Warrant Shares, but may instead make a payment in cash based on the Exercise Price.

14.         No Rights as Stockholders. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed. Upon exercise of this Warrant, the Holder shall become a stockholder of the Company in accordance with the Company’s certificate of incorporation, to the extent such Holder is not already a stockholder of the Company.

15.         Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

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16.          Miscellaneous.

(a)          Further Acts. Each of the parties hereto agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Warrant.

(b)          Notices. Unless otherwise provided, all notices and other communications required or permitted under this Warrant shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person in that certain Note and Warrant Purchase Agreement, dated as of October [●], 2015, by and among the Company, the Holder and the other parties thereto, or at such other address or facsimile number as such party may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

(c)          Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by the Company or the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares, waiving on behalf of all Holders, or the Holder, waiving on its own behalf, of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such parties so waiving. The Holder hereby acknowledges that any provision hereof may be amended, modified, supplemented or waived on its behalf by the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy; power or privilege.

(d)          Headings; References. The headings of sections contained in this Warrant are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to effect the meaning, interpretation or applicability of this Warrant or any term, condition or provision hereof.

(e)          Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Warrant shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

(f)          Governing Law. This Warrant any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the conflicts of law provisions.

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(g)          Entire Agreement. The terms and provisions of this Warrant supersedes all written and oral agreements and representations made by or on behalf of the Company. This Warrant contains the entire agreement of the parties.

(h)          Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i)          Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant and no party shall be required to produce an original or all of such counterparts in making such proof.

(j)          Jurisdiction. EACH OF THE PARTIES AGREE THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS WARRANT OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. EACH OF THE PARTIES HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

(k)          Information Rights. While any securities of the Company remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the of the Exchange Act and are not exempt from reporting under Rule 12g3-2(b) under the Exchange Act, furnish to the Holder, upon request and at the Company’s expense, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

(l)          No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

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IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

COMPANY:

AUDIOEYE, INC.

By:
Name:
Title:

Signature Page to Warrant

IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

HOLDER:

[ ]

By:
Name:
Title:

Signature Page to Warrant

ANNEX I

NOTICE OF EXERCISE

TO:

1.          The undersigned Warrantholder (the “Holder”) elects to acquire the Warrant Shares of AudioEye, Inc. (the “Company”), pursuant to the terms of that certain Warrant, dated [__________] (the “Warrant”), issued by the Company to the Holder. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

2.          The Holder elects to purchase ____ Warrant Shares as provided in Section 3 and (check one):

☐	tenders herewith a check in the amount of $_____ as payment of the Purchase Price

☐	intends that payment of the Purchase Price shall be made as a “cashless exercise” under Section 4 of the Warrant

3.          The Holder surrenders the Warrant with this Notice of Exercise.

4.          The Holder represents that it is acquiring the aforesaid Warrant Shares for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the Warrant Shares unless in compliance with all applicable federal and state securities laws.

5.          Pursuant to this Notice of Exercise, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

By:

Name:

Title:

Date: